Exhibit 99.1

For Immediate Release	Contact: John A. Stiles John A. Stiles & Assoc. LLC 314-994-0560

AuthentiDate Holding Corp. Announces
Second Quarter and Six Month Results

Schenectady, NY—February 8, 2005—AuthentiDate Holding Corp. (NASDAQ: ADAT) announced today that revenue for the quarter ended December 31, 2004 increased 18% to $4,761,727 from $4,029,068 for the quarter ended December 31, 2003. Revenue for the six-month period ending December 31, 2004, increased 15% to $8,424,125 from $7,300,291 for the same six-month period a year ago. The Company noted that deferred revenue increased to over $2.3 million from $1.9 million at June 30, 2004.

The Company stated that the increase in revenue for the quarter and the six-month period ended December 31, 2004 was largely attributable to its AuthentiDate segment. The AuthentiDate segment increased more than $720,000 for the quarter and more than $1.1 million for the six-month period, an increase of 186% over the same year ago periods. The AuthentiDate segment includes the Company’s USPS Electronic Postmark (EPM) division, its home healthcare solutions division (TracMed) and its German division (AuthentiDate International AG).

The net loss for the second quarter ended December 31, 2004 was $4,920,116, or $0.15 per share, compared to a net loss of $7,823,689, or $0.23 per share, for the same quarter a year ago. The Company reported a net loss of $7,826,205, or $0.23 per share, and $9,523,708, or $0.43 per share, for the respective six-month periods ended December 31, 2004 and 2003.

While the Company noted that Selling, General and Administrative costs increased during the quarter, it attributed this increase to costs and staffing associated with the build out of the Company’s EPM and home healthcare solutions business.

On a non-GAAP basis, the Company reported a net loss of $3,036,768, or $0.09 per share, for the quarter ended December 31, 2004 and $5,942,307, or $0.18 per share, for the six-month period ended December 31, 2004. The Company said that the difference between the non-GAAP net loss and the GAAP net loss was attributable to costs associated with non-recurring expense items, including severance and consulting expenses.

“These results illustrate that we are experiencing revenue traction, particularly in our AuthentiDate business segment,” stated AuthentiDate CEO Suren Pai. “We are investing in building strong capabilities to address some exciting market opportunities ahead of us. While there is still a lot of work to be done we are making steady progress towards identifying and executing against opportunities to apply our core USPS electronic postmarking technology”.

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The following tables are condensed Statements of Operations and Balance Sheets for AuthentiDate Holding Corp. A more detailed explanation is detailed in the Company’s SEC filings.

AuthentiDate Holding Corp. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	For Three Months Ended December 31,		For Six Months Ended December 31,
	2004	2003	2004	2003

Net sales	$4,761,727	$4,029,068	$8,424,125	$7,300,291

Cost of goods sold	2,493,129	2,402,816	4,452,914	4,447,756

Gross profit	2,268,598	1,626,252	3,971,211	2,852,535

Selling, general and administrative expenses	6,962,081	3,246,924	11,171,438	5,943,997
Product development expenses	600,073	500,487	1,301,347	1,080,027

Operating loss	(5,293,556)	(2,121,159)	(8,501,574)	(4,171,489)

Other income (expense)
Interest expense	(4,615)	(5,724,704)	(8,813)	(6,182,160)
Interest and other income	381,054	22,174	689,732	812,037

Loss before income taxes	(4,917,117)	(7,823,689)	(7,820,655)	(9,541,612)

Income tax (expense)/benefit	(2,999)	—	(5,550)	17,904

Net loss	($4,920,116)	($7,823,689)	($7,826,205)	($9,523,708)

Weighted average number of shares	33,763,939	24,495,904	33,626,088	22,462,881

Net loss per common share	($0.15)	($0.32)	($0.23)	($0.43)

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AuthentiDate Holding Corp. and Subsidiaries
Condensed Consolidated Balance Sheets

	(Unaudited) December 31, 2004	June 30, 2004

Current Assets:
Cash and cash equivalents	$67,527,016	$73,989,823
Restricted cash	367,191	365,116
Accounts receivable	3,762,904	3,039,044
Other current assets	864,151	599,515

Total current assets	72,521,262	77,993,498

Property and equipment, net	3,588,137	3,396,454
Goodwill	11,616,736	11,616,736
Other assets	2,279,938	1,230,188

Total Assets	$90,006,073	$ 94,236,876

Current Liabilities:
Accounts payable	$ 1,309,088	$ 859,360
Accrued expenses and other	2,319,112	1,838,860
Deferred revenue	1,930,274	1,881,277
Current portion capital leases	43,233	69,968
Current portion long-term debt	108,000	208,239
Line of credit	407,696	571,622
Income taxes payable	10,798	6,130

Total current liabilities	6,128,201	5,435,456

Deferred revenue, long-term	408,000	—
Long-term debt, net of current portion	—	48,000
Obligations under capital leases,
net of current portion	16,077	35,421
Other long-term liabilities	496,925

Total liabilities	7,049,203	5,518,877

Total shareholders’ equity	82,956,870	88,717,999

Total liabilities and shareholders’ equity	$ 90,006,073	$ 94,236,876

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In analyzing its financial results the Company has used non-GAAP pro forma financial measures because it believes that they provide meaningful information regarding the Company's operational performance that excludes certain unusual and non-recurring expenses, as described in the footnotes to the following reconciliation. They also facilitate management's internal comparisons to historical operating results. Wherever non-GAAP disclosures are included in this press release the Company has provided a reconciliation of non-GAAP operating results to GAAP operating results. The non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies and therefore the non-GAAP results should not be considered in isolation from, or as a substitute for financial information prepared in accordance with GAAP. The footnotes to the non-GAAP reconciliation should be read in conjunction with the reconciliation below.

Reconciliation of GAAP Statement of Operations to non-GAAP Proforma Statement of Operations
For the Six Months Ended December 31, 2004

	For the 6 months ended December 31, 2004
	GAAP (1)	DIFFERENCE		NON-GAAP (2)

Revenues:	$8,424,125			$8,424,125

Costs & expenses:
Cost of sales	4,452,914			4,452,914
S,G&A expenses	11,171,438	(1,221,114)	(3)	9,288,090
		(662,234)	(4)
Product development exp.	1,301,347			1,301,347

Total costs & expenses	16,925,699	(1,883,348)		15,042,351

Operating Loss	(8,501,574)	1,883,348		(6,618,226)

Other income (expense)
Interest and other income	689,732			689,732
Interest expense	(8,813)			(8,813)

Loss before income taxes	(7,820,655)	1,883,348		(5,937,307)

Income tax (expense)/benefit	(5,550)			(5,550)

Net loss	$(7,826,205)	$1,883,348		$(5,942,857)

Per share amounts:
Basic and diluted loss per
common share	$(.23)			$(.18)

Reconciliation of GAAP Statement of Operations to non-GAAP Proforma Statement of Operations
For the Three Months Ended December 31, 2004

	GAAP (1)	DIFFERENCE		NON-GAAP (2)

Revenues:	$4,761,727			$4,761,727

Costs & expenses:
Cost of sales	2,493,129			2,493,129
S,G&A expenses	6,962,081	(1,221,114)	(3)	5,078,733
		(662,234)	(4)
Product development exp.	600,073			600,073

Total costs & expenses	10,055,283	(1,883,348)		8,171,935

Operating Loss	(5,293,556)	1,883,348		(3,410,208)

Other income (expense)
Interest and other income	381,054			381,054
Interest expense	(4,615)			(4,615)

Loss before income taxes	(4,917,117)	1,883,348		(3,033,769)

Income tax (expense)/benefit	(2,999)			(2,999)

Net loss	$(4,920,116)	$1,883,348		$(3,036,768)

Per share amounts:
Basic and diluted loss per
common share	$(.15)			$(.09)

(1)	Reflects operating results in accordance with US GAAP.
(2)	Non-GAAP amounts exclude a warrant charge for a one-time consulting arrangement and one-time severance accruals
(3)	Represents the exclusion of a one-time severance accrual related to executive officer restructuring.
(4)	Represents the exclusion of a non-cash equity based expense relating to a consultant fee.

About AuthentiDate Holding Corp.
AuthentiDate Holding Corp. (AHC) is the holding company of five business units; DocStar, AuthentiDate International AG, AuthentiDate, Inc., DJS Marketing Group/Computer Professionals International and Trac Medical Solutions, Inc. DocStar sells proprietary document imaging software that includes the AuthentiDate technology. AuthentiDate and AuthentiDate AG provide the authentication of digital data through its proprietary and patent pending technology. AuthentiDate intends to establish itself as the authority on “content security” as it is a growing sector of the electronic network security infrastructure market. DJS delivers professional services centered around technology systems integration projects, staff augmentation, out-tasking, outsourcing services and resells computer related products. Trac Medical offers an electronic form processing solution and utilizes the AuthentiDate technology to prove the authenticity of the content represented in completed healthcare forms.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of The Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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